Exhibit 99.2
First Quarter 2009 Supplemental Financial Report Woodlands Business Center Largo, MD

Index to Supplemental Information

Company Information First Potomac Realty Trust is a self-managed, self-administered real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company's focus is acquiring properties that can benefit from its intensive property management and seeking to reposition these properties to increase their profitability and value. Matters other than historical facts set forth within this Quarterly Supplemental Financial Report are forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, the financial condition of tenants, the uncertainties of acquisition activity, the cost and availability of financing, the effects of general and local economic and market conditions, regulatory changes and other risks and uncertainties detailed in the Company's Annual Report on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Note that certain figures are rounded to the nearest thousands throughout the document, which may impact footing and/or crossfooting of totals and subtotals. Maryland Northern Virginia Southern Virginia Property Locations Property Locations

Highlights (unaudited, amounts in thousands, except per share data) (1)Excludes gains on debt extinguishment. (2)Gross asset value calculation is defined in the unsecured revolving credit facility agreement. (3)Includes properties in Suburban Maryland and Northern Virginia. Minimal debt maturing in the next 2 years Portfolio is concentrated in Washington D.C Metro area Strong growth in Same-Property NOI Minimal exposure to lease rolls

Reconciliation of EBITDA to Net Income (unaudited, amounts in thousands) (percentages are representative of total revenues)

Financial Measures (1)During the first quarter of 2009, approximately $373 thousand of depreciation and amortization expense related to a third party's portion of a consolidated joint venture was not added back when calculating the Company's FFO. (2)Represents cash received from space leased to a former owner of a property the Company acquired in September 2008. All cash received from these leases is treated as a reduction in the basis of the property acquired. (3)Straight-line rent, less uncollectable amounts and rent abatements. (4)Most non-real estate depreciation is classified in general and administrative expense. (5)Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. See occupancy summary (page 14) for an analysis of leases that have been signed, but not yet commenced. (unaudited, amounts in thousands, except per share data)

Net Operating Income (NOI) Same-Property Analysis (unaudited, amounts in thousands) (1)Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: Alexandria Corporate Park, Triangle Business Center and RiversPark I and II. (2)Excludes a 76,000 square foot redevelopment building at Ammendale Commerce Center, which was placed in service during the fourth quarter of 2008, and a 57,000 square foot space at Interstate Plaza that is currently under redevelopment. (3) Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Consolidated Balance Sheets (unaudited, amounts in thousands, except per share amounts)

Total Market Capitalization and Selected Ratios MARKET CAPITALIZATION (1)As of March 31, 2009, the Company had entered into interest rate swap agreements that fixed interest rates on $94.9 million of its variable rate debt, therefore, only $100.5 million, or 16.0%, of the Company's debt is exposed to variable interest rate fluctuations. (2)On March 16, 2009, the Company deconsolidated a joint venture that owned RiversPark II due to the renewal of a tenant's lease, which effectively terminated a lease guarantee to the joint venture. As a result, $18.1 million of hedged, variable-rate debt for River's Park II was deconsolidated. (unaudited, amounts in thousands)

Outstanding Debt (unaudited, amounts in thousands)

Outstanding Debt Continued

(unaudited, amounts in thousands)

	Effective Interest Rate	Principal Balance at March 31, 2009	Annualized Debt Service	Maturity Date	Balance at Maturity
Total Fixed Rate Debt	5.59%[4]	$ 432,931	$ 30,289		$ 403,968
Hedged Floating Rate Debt					
Secured Term Loan I[5]	3.81%	$ 50,000	$ 1,905	8/7/2011	$ 50,000
Secured Term Loan II[6]	5.83%	35,000	2,041	8/11/2011	35,000
RiversPark I[7]	5.97%	9,856	588	9/26/2011	9,856
	4.78%[4]	$ 94,856	$ 4,534		$ 94,856
Unhedged Floating Rate Debt					
Unsecured Revolving Credit Facility[8]	LIBOR + 1.20%	$ 85,500	$ 1,454	4/26/2011	$ 85,500
Secured Term Loan II[6]	LIBOR + 2.50%	15,000	450	8/11/2011	15,000
	1.89%[4]	$ 100,500	$ 1,904		$ 100,500
Total at March 31, 2009	**4.88%[4]**	**$ 628,287**	**$ 36,727** [9]		**$ 599,324**

[1]The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties. The fair value impacts at March 31, 2009 and actual interest rates are:

Property	Fair Value Impact	Contractual Interest Rate
Glenn Dale Business Center	$ 18	7.83%
Park Central I	67	8.00%
Park Central II	230	8.32%
Enterprise Center	774	8.03%
Indian Creek Court	389	7.80%
403/405 Glenn Drive	358	7.60%
4612 Navistar Drive	615	7.48%
Campus at Metro Park	1,151	7.11%
1434 Crossways Boulevard Building II	652	7.05%
Prosperity Business Center	47	6.25%
1434 Crossways Boulevard Building I	428	6.25%
Linden Business Center	122	6.01%
Owings Mills Business Center	24	5.85%
Annapolis Commerce Park East	(193)	5.74%
Hanover Business Center Building D	53	8.88%
Hanover Business Center Building C	58	7.88%
Chesterfield Buildings C, D, G and H	117	8.50%
Chesterfield Buildings A, B, E and F	111	7.45%
Gateway Centre Building I	69	7.35%
Airpark Business Center	60	7.45%
Total fair value increase	$ 5,150	

[2]The maturity date on these loans represents the anticipated repayment date of the loans, after which the interest rates on the loans increase.

[3]During the first quarter of 2009, the Company retired $17.0 million of its Exchangeable Senior Notes. Also, the Company adopted the provisions of FASB Staff Position APB 14-1, which resulted in an additional $2.5 million discount to the Company's Exchangeable Senior Notes at March 31, 2009.

[4]Represents the weighted average interest rate.

[5]Borrowings on the $50 million secured term loan bear interest at a rate of LIBOR plus 110 basis points. The Company has entered into an interest rate swap agreement that fixed the interest rate on the loan at 2.71%, plus a spread of 0.70% to 1.25% (depending on the Company's overall leverage). The loan, which matures in August 2010, has a one-year extension at the Company's option, which it intends to exercise.

[6]On August 11, 2008, the Company entered into a $35.0 million secured term loan with KeyBank, N.A., which can be expanded to $70.0 million. The loan, which matures in August 2010, has a one-year extension at the Company's option, which it intends to exercise. In August 2008, the Company entered into an interest rate swap agreement that fixed the interest rate on the initial $35.0 million loan at 5.58%. On December 9, 2008, the Company borrowed an additional $15.0 million under an amendment to the loan agreement, which increased its total commitment to $50.0 million. The transaction increased the base interest rate on the entire loan balance by 0.25% and on the interest rate swap agreement.

[7]The mortgage loan matures in September 2011 and has two one-year renewal options. Borrowing on the loan bear interest at LIBOR plus 250 basic points. The Company has entered into an interest rate swap agreement that fixed the interest rate on the loan at 5.97% for its initial three-year term. On December 12, 2008, the Company entered into a joint venture with an affiliate of AEW Capital Management, L.P. ("AEW") to own RiversPark I. The joint venture is owned 25% by the Company and 75% by AEW. As a result of lease guarantees and its continuing involvement, the Company consolidates the joint venture and its respective operating results within its financial statements. The cash contributed to the joint venture by AEW is reflected in the liability section of the Company's balance sheet under "Financing Obligation." This amount was recorded based on AEW's initial investment and is adjusted to reflect AEW's share of earnings in the joint venture or any distributions received by AEW. The earnings from the joint venture attributable to AEW are recorded as interest expense on the Company's statements of operations.

[8]As of March 31, 2009, the borrowing base for the Company's unsecured revolving credit facility included the following properties: 13129 Airpark Road, Virginia Center, Aquia Commerce Center II, Airpark Place, Gateway West II, Crossways II, Reston Business Campus, Cavalier Industrial Park, Gateway Centre (Building II), Enterprise Parkway, Diamond Hill Distribution Center, Linden Business Center (Building I), 1000 Lucas Way, River's Bend Center, Crossways I, Sterling Park Business Center, Sterling Park Land, 1408 Stephanie Way, Davis Drive, Gateway 270, Gateway II, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, River's Bend Center II, Park Central (Building V), Hanover AB, Herndon Corporate Center, Deer Park, 6900 English Muffin Way, Gateway West, 4451 Georgia Pacific, 20270 Goldenrod Lane, 7561 Lindbergh Drive, Old Courthouse Square, Patrick Center, West Park, Woodlands Business Center and 15 Worman's Mill Court. Also, the loan, which matures in April 2010, has a one-year extension at the Company's option, which it intends to exercise.

[9]During the first quarter of 2009, the Company paid approximately $1.0 million in principal payments.

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Quarterly Supplemental Disclosure – March 31, 2009 10

Debt Maturity Schedule (1)The unsecured debt also includes private debt of $37.5 million maturing in 2013 and $37.5 million maturing in 2016. (2)Secured Term Loan I is mezzanine debt that shows an encumbered borrowing base with first mortgage property debt that matures from 2010 through 2021. (unaudited, amounts in thousands)

Debt Covenants (1)Covenant does not apply to Secured Term Loans covenants. (2)Covenant only applies to the unsecured revolving credit facility. (3)Company has a one time right to increase indebtedness to 65% for three consecutive quarters. (unaudited, amounts in thousands) (unaudited, amounts in thousands)

Portfolio Summary (unaudited)

Occupancy Summary (unaudited) (1)Does not include space in development or redevelopment. (2)Triple-net equivalent

Net Asset Value Analysis (unaudited, in thousands) (1)Consolidated figures include RiversPark I, but do not include RiversPark II. (2)Represents portion of original purchase under redevelopment.

Investment in Joint Venture

(unaudited, amounts in thousands)

Unconsolidated Joint Venture

	FPO Ownership	FPO Investment at March 31, 2009	Property Type	Location	Square Feet	Leased at March 31, 2009	Occupied at March 31, 2009
RiversPark II[1]	25%	$ 2,004	BP	Columbia, MD	146,197	100.0%	100.0%

Outstanding Debt	Effective Interest Rate	Principal Balance at March 31, 2009	Annualized Debt Service	Maturity Date	Balance at Maturity
Hedged Floating Rate Debt[2]	5.97%	$ 18,144	$ 1,083	9/26/2011	$ 18,144

Consolidated Joint Venture

	FPO Ownership	Property Type	Location	Square Feet	Leased at March 31, 2009	Occupied at March 31, 2009
RiversPark I	25%	BP	Columbia, MD	160,470	73.7%	73.7%

Outstanding Debt	Effective Interest Rate	Principal Balance at March 31, 2009	Annualized Debt Service	Maturity Date	Balance at Maturity
Hedged Floating Rate Debt[2]	5.97%	$ 9,856	$ 588	9/26/2011	$ 9,856

[1] On December 12, 2008, the Company entered into a joint venture with a third party to own RiversPark I and II. As a condition of the joint venture, the Company provided a guarantee to the joint venture for several lease agreements entered into by the former owner for certain vacancy at RiversPark I and rental payments in the event a specified tenant does not renew its lease at RiversPark II. On March 17, 2009, the specified tenant renewed its lease at RiversPark II, which effectively terminated the Company's lease guarantee related to RiversPark II. As a result, the Company applied equity accounting to RiversPark II and therefore, the assets, liabilities and operating results of RiversPark II are no longer consolidated on the Company's financial statements effective March 17, 2009.

[2] The mortgage loan matures in September 2011 and has two one-year renewal options. Borrowing on the loan bear interest at LIBOR plus 250 basic points. The Company has entered into an interest rate swap agreement that fixed the interest rate on the loan at 5.97% for its initial three-year term.

Quarterly Supplemental Disclosure – March 31, 2009 16

FIRST POTOMAC REALTY TRUST

Top Thirty Tenants (unaudited) (1)Annualized rental revenue is based on triple-net equivalent cash basis rental revenue as of March 31, 2009.

Portfolio Analysis (unaudited) (1)Does not include space under redevelopment or completed construction yet to be placed into service. (2)Triple-net equivalent; reflects leased, not yet occupied spaces. (3)Does not include vacant and core factor space.

Market Concentration (unaudited)

Leasing Analysis (unaudited) (1)Includes 126,392 square feet of leases and associated costs for leases signed in the first quarter for subsequent periods. Of the total, 59,187 square feet will commence in Q2 2009 and 67,205 square feet will commence in Q3 2009. (2)Quarter lease comparison based on eight leases totaling 46,353 square feet. (3)Includes first and second generation TI costs.

Lease Expirations (unaudited) (1)Triple-net equivalent

Lease Expirations - Current and Next Four Quarters (unaudited) (1)Triple-net equivalent (2)The Company treats leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 30,592 square feet of leases that expired on March 31,2009, 27,353 square feet were moved out, 1,875 square feet were renewed and 1,364 square feet were held over.

Portfolio by Size (unaudited) (1)Triple-net equivalent

Land and Properties Available for Development or Redevelopment (unaudited, amounts in thousands) (1)Redevelopment of existing structures.

Maryland Region

(unaudited)

Property	Buildings	Property Type[(1),(2)]	Location	Square Footage	Annualized Cash Basis Rent[(3)]	Leased at March 31, 2009[(4)]	Occupied at March 31, 2009[(4)]
SUBURBAN MD							
Frederick							
15 Worman's Mill Court	1	BP	Frederick	39,966	$ 387,498	100.0%	100.0%
Frederick Industrial Park[(5)]	3	I	Frederick	550,418	4,157,607	96.4%	96.4%
Patrick Center	1	Office	Frederick	66,260	1,106,513	75.1%	75.1%
West Park	1	Office	Frederick	29,049	342,559	82.4%	82.4%
I-270 Corridor							
20270 Goldenrod Lane	1	BP	Germantown	24,468	294,373	96.1%	96.1%
7561 Lindbergh Drive	1	I	Gaithersburg	36,000	328,295	100.0%	100.0%
Airpark Place	3	BP	Gaithersburg	82,286	670,945	60.2%	60.2%
Campus at Metro Park North	4	BP	Rockville	190,912	3,295,272	85.1%	85.1%
Gateway 270 West	6	BP	Clarksburg	201,293	2,630,075	94.9%	94.9%
Gateway Center	2	BP	Gaithersburg	44,144	593,568	88.1%	88.1%
Girard Business Park[(6)]	7	BP	Gaithersburg	298,887	2,768,525	90.5%	89.4%
Beltsville							
Ammendale Business Park[(7)]	7	BP	Beltsville	313,890	2,641,415	68.4%	68.4%
Columbia							
Rumsey Center	4	BP	Columbia	134,431	1,330,164	84.9%	84.9%
Snowden Center	5	BP	Columbia	141,756	1,695,224	79.6%	78.5%
RiversPark I[(8)]	3	BP	Columbia	160,470	926,610	73.7%	73.7%
Other							
Annapolis Commerce Park	2	Office	Annapolis	101,302	1,652,760	98.8%	98.8%
Glenn Dale Business Center	1	I	Glenn Dale	321,394	1,810,024	93.0%	93.0%
Old Courthouse Square	1	Retail	Martinsburg, WV	201,218	1,182,475	92.3%	90.7%
Woodlands Business Center	1	Office	Largo	38,340	436,109	76.5%	76.5%
Total	54			2,976,484	28,250,012	87.0%	86.7%
BALTIMORE							
Owings Mills							
Owings Mills Business Park[(9)]	6	BP	Owings Mills	219,430	2,671,393	93.7%	93.7%
Other							
Deer Park	4	BP	Randallstown	171,289	1,070,361	73.9%	73.9%
Gateway West	4	BP	Westminster	111,177	642,103	48.5%	39.4%
Triangle Business Center	4	BP	Baltimore	74,012	505,667	64.7%	64.7%
Total	18			575,908	4,889,524	75.4%	73.6%
Grand Total	**72**			**3,552,392**	**$ 33,139,536**	**85.1%**	**84.6%**

(1) I = Industrial
(2) BP = Business Park
(3) Triple-net equivalent
(4) Does not include space in development or redevelopment.
(5) Frederick Industrial Park consists of the following properties: 4451 Georgia Pacific Boulevard, 4612 Navistar Drive and 6900 English Muffin Way.
(6) Girard Business Park consists of the following properties: Girard Business Center and Girard Place.
(7) Ammendale Business Park consists of the following properties: Ammendale Commerce Center and Indian Creek Court.
(8) Occupancy includes seller lease-back. Effective March 17, 2009, RiversPark II was no longer consolidated in the Company's portfolio.
(9) Owings Mills Business Park consists of the following properties: Owings Mills Business Center and Owings Mills Commerce Center.

Quarterly Supplemental Disclosure – March 31, 2009 25

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Maryland Region - Lease Expirations (unaudited) (1)Triple-net equivalent (1)Triple-net equivalent

Northern Virginia Region (unaudited) (1)I = Industrial (2)BP = Business Park (3)Triple-net equivalent (4)Does not include space in development or redevelopment. (5)Sterling Park Business Center consists of the following properties: 403/405 Glenn Drive, Davis Drive and Sterling Park Business Center. (6)Lafayette Business Park consists of the following properties: Enterprise Center and Tech Court.

Northern Virginia Region - Lease Expirations (unaudited) (1)Triple-net equivalent (1)Triple-net equivalent

Southern Virginia Region

(unaudited)

Property	Buildings	Property Type[(1)(2)]	Location	Square Footage	Annualized Cash Basis Rent[(3)]	Leased at March 31, 2009[(4)]	Occupied at March 31, 2009[(4)]
RICHMOND							
North							
Virginia Center	1	BP	Glen Allen	119,921	$ 1,217,561	88.4%	88.4%
Northridge I, II	2	I	Ashland	140,424	769,822	85.6%	85.6%
Hanover Business Center	4	BP	Ashland	182,968	1,096,176	95.4%	89.2%
Park Central	3	BP	Richmond	196,458	2,060,468	91.5%	91.5%
South							
River's Bend Center[(5)]	6	I	Chester	795,037	4,359,954	95.8%	95.8%
Chesterfield Business Center[(6)]	11	BP	Richmond	318,775	1,755,171	80.2%	80.2%
Total	27			1,753,583	11,259,152	91.1%	90.4%
NORFOLK							
Crossways							
Crossways Commerce Center[(7)]	9	BP	Chesapeake	1,085,132	10,736,522	97.2%	97.2%
Greenbrier							
Greenbrier Business Center[(8)]	4	BP	Chesapeake	405,971	3,680,787	83.8%	78.8%
Chesapeake Other							
1400 Cavalier Boulevard	4	I	Chesapeake	395,243	1,173,655	68.9%	68.9%
Diamond Hill Distribution Center	4	I	Chesapeake	712,903	2,417,235	80.0%	75.4%
Hampton							
1000 Lucas Way	2	BP	Hampton	183,379	1,339,765	95.8%	95.8%
Enterprise Parkway	1	BP	Hampton	332,536	1,526,960	65.2%	65.2%
Norfolk							
Norfolk Commerce Park[(9)]	3	BP	Norfolk	261,703	2,487,721	94.5%	94.5%
Total	27			3,376,867	23,362,645	85.2%	83.6%
Grand Total	**54**			**5,130,450**	**$ 34,621,797**	**87.2%**	**86.0%**

(1) I = Industrial
(2) BP = Business Park
(3) Triple-net equivalent
(4) Does not include space in development or redevelopment.
(5) River's Bend Center consists of the following properties: River's Bend Center and River's Bend Center II.
(6) Chesterfield Business Center consists of the following properties: Airpark Business Center, Chesterfield Business Center and Pine Glen.
(7) Crossways Commerce Center consists of the following properties: Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way.
(8) Greenbrier Business Center consists of the following properties: Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
(9) Norfolk Commerce Park consists of the following properties: Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Quarterly Supplemental Disclosure – March 31, 2009 29

FIRST POTOMAC REALTY TRUST

Southern Virginia Region - Lease Expirations (unaudited) (1)Triple-net equivalent

Management Statements on Non-GAAP Supplemental Measures Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. The Company believes FFO, NOI, EBITDA and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. NOI Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. SAME-PROPERTY NOI The Company defines same-property NOI as NOI for the Company's properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company's same-property NOI may not be comparable to other REITs. EBITDA Management believes that EBITDA is a useful measure of the Company's operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt. FFO Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. AFFO Management believes that AFFO is a useful measure of the Company's liquidity. The Company computes AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company's ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company's AFFO may not be comparable to other REITs.